Exhibit 99.1

nLIGHT, Inc. Announces First Quarter 2026 Results
Revenues of $80.2 million increased 55% year-over-year
Record A&D product revenues of $33.1 million increased 98% year-over-year

CAMAS, Wash., May 7, 2026 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications, today reported record financial results for the first quarter of 2026.

“Our first quarter results represent another strong quarter of execution for nLIGHT with total revenue, gross margin, and Adjusted EBITDA all above our expectations. Our results were again driven by strength in our A&D markets with record defense product revenue nearly doubling year-over-year,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “Looking ahead, we remain encouraged by the pipeline of directed energy opportunities, including follow‑on production content, upgrades to existing platforms, and new prototype programs that should position us for continued growth over the next several years.”

First Quarter 2026 Financial Highlights

	Three Months Ended March 31,
(In thousands, except percentages)	2026	2025	% Change
Revenues	$80,181	$51,668	55.2%
Gross margin	33.1%	26.7%
Loss from operations	$(719)	$(9,610)	92.5%
Operating margin	(0.9)%	(18.6)%
Net income (loss)	$645	$(8,093)	NM*
Adjusted EBITDA(1)	$13,831	$116	NM*
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.
*Not meaningful

Revenues of $80.2 million for the first quarter of 2026 were up 55.2% compared to $51.7 million for the first quarter of 2025. Gross margin was 33.1% for the first quarter of 2026 compared to 26.7% for the first quarter of 2025. GAAP net income for the first quarter of 2026 was $0.6 million, or $0.01 per diluted share, compared to GAAP net loss of $8.1 million, or $0.16 per diluted share, for the first quarter of 2025. Non-GAAP net income for the first quarter of 2026 was $11.8 million, or $0.22 per diluted share, compared to non-GAAP net loss of $1.9 million, or $0.04 per diluted share, for the first quarter of 2025. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Outlook

For the second quarter of 2026, nLIGHT expects revenues to be in the range of $75 million to $81 million. The midpoint of $78 million includes Products revenue of approximately $58 million and Advanced Development revenue of approximately $20 million. nLIGHT expects overall gross margin to be in the range of 29% to 33%, with Products gross margin in the range of 37% to 41% and Advanced Development gross margin of approximately 8%. nLIGHT expects Adjusted EBITDA to be in the range of $8 million to $12 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Webcast at 2:00 p.m. Pacific Time, Thursday, May 7, 2026

A webcast to discuss the first quarter results will be held on Thursday, May 7, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The audio webcast will be available on the investor relations section of the company's web site at http://investors.nlight.net. A replay of the webcast will be available shortly after the conclusion of the call.

The webcast can also be accessed directly at https://events.q4inc.com/attendee/724898168.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including non-GAAP gross margin, Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP gross margin as GAAP gross margin adjusted for stock-based compensation and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP gross margin, GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, and our business strategy and ability to profitably grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications. Headquartered in Camas, Washington, nLIGHT employs more than 800 people with operations in the United States, Europe and Asia. The company’s vertically integrated approach enables performance leadership from laser chip through system-level solutions. For more information, please visit www.nlight.net.

For more information, contact:
John Marchetti
VP Corporate Development and Investor Relations
nLIGHT, Inc.
(360) 566-4460
john.marchetti@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Products	$58,202	$35,678
Development	21,979	15,990
Total revenue	80,181	51,668
Cost of revenue:
Products	32,810	23,724
Development	20,858	14,145
Total cost of revenue(1)	53,668	37,869
Gross profit	26,513	13,799
Operating expenses:
Research and development(1)	11,846	11,374
Sales, general, and administrative(1)	15,091	12,035
Restructuring	295	—
Total operating expenses	27,232	23,409
Loss from operations	(719)	(9,610)
Other income:
Interest income	1,562	1,688
Interest (expense)	(300)	(48)
Other income, net	155	14
Income (loss) before income taxes	698	(7,956)
Income tax expense	53	137
Net income (loss)	$645	$(8,093)
Net income (loss) per share, basic	$0.01	$(0.16)
Net income (loss) per share, diluted	$0.01	$(0.16)
Shares used in per share calculations:
Basic	54,121	49,093
Diluted	59,975	49,093

(1)Includes stock-based compensation as follows:
	Three Months Ended March 31,
	2026	2025
Cost of revenues	$1,054	$570
Research and development	2,261	1,784
Sales, general, and administrative	7,571	3,702
	$10,886	$6,056

nLIGHT, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$298,211	$98,699
Marketable Securities	34,383	34,934
Accounts receivable, net	48,105	50,836
Inventory	43,864	45,407
Prepaid expenses and other current assets	21,502	13,314
Total current assets	446,065	243,190
Restricted cash	322	322
Lease right-of-use assets	14,266	15,020
Property, plant and equipment, net	40,897	42,114
Goodwill	12,432	12,448
Other assets, net	1,717	2,116
Total assets	$515,699	$315,210

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,125	$20,890
Accrued liabilities	16,929	19,052
Deferred revenue	4,093	1,489
Current portion of lease liabilities	2,902	2,776
Line of credit	20,000	20,000
Total current liabilities	63,049	64,207
Non-current income taxes payable	5,991	5,902
Long-term lease liabilities	12,681	13,431
Other long-term liabilities	4,741	4,921
Total liabilities	86,462	88,461
Stockholders' equity:
Common stock - par value	17	16
Additional paid-in capital	780,482	578,360
Accumulated other comprehensive loss	(3,344)	(3,064)
Accumulated deficit	(347,918)	(348,563)
Total stockholders’ equity	429,237	226,749
Total liabilities and stockholders’ equity	$515,699	$315,210

nLIGHT, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$645	$(8,093)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,158	3,172
Amortization	211	498
(Increase) reduction in carrying amount of right-of-use assets	723	(473)
Provision for losses on (recoveries of) accounts receivable	(9)	(466)
Stock-based compensation	10,886	6,056
Deferred income taxes	(3)	(3)
Loss on disposal of property, plant and equipment	24	62
Interest earned on marketable securities not yet received	(231)	(227)
Non-cash restructuring charges	295	—
Changes in operating assets and liabilities:
Accounts receivable, net	2,736	(768)
Inventory	1,343	(2,811)
Prepaid expenses and other current assets	(8,165)	(959)
Other assets, net	189	502
Accounts payable	(1,637)	2,018
Accrued and other long-term liabilities	(2,528)	1,693
Deferred revenues	2,610	(736)
Lease liabilities	(594)	450
Non-current income taxes payable	30	65
Net cash provided by (used in) operating activities	9,683	(20)
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,113)	(2,281)
Purchase of marketable securities	(34,173)	(34,288)
Proceeds from maturities and sales of marketable securities	34,918	34,136
Net cash used in investing activities	(1,368)	(2,433)
Cash flows from financing activities:
Proceeds from public offerings, net of offering costs	191,275	—
Proceeds from line of credit	—	20,000
Proceeds from stock option exercises	150	121
Tax payments related to stock award issuances	(190)	(1,356)
Net cash provided by financing activities	191,235	18,765
Effect of exchange rate changes on cash	(38)	56
Net increase in cash, cash equivalents and restricted cash	199,512	16,368
Cash, cash equivalents and restricted cash, beginning of period	99,021	66,088
Cash, cash equivalents and restricted cash, end of period	$298,533	$82,456
Supplemental disclosures:
Cash paid for interest, net	$288	$12
Operating cash outflows from operating leases	797	855
Right-of-use assets obtained in exchange for lease liabilities	(32)	1,188
Accrued purchases of property, equipment and patents	222	337
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$298,211	$82,196
Restricted cash	322	260
Total cash and cash equivalents and restricted cash	$298,533	$82,456

nLIGHT, Inc.

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Gross Profit

	Three Months Ended March 31,
	2026			2025
	Products	Development	Total	Products	Development	Total
Revenue	$58,202	$21,979	$80,181	$35,678	$15,990	$51,668
Cost of revenue	(32,810)	(20,858)	(53,668)	(23,724)	(14,145)	(37,869)
Gross profit	$25,392	$1,121	$26,513	$11,954	$1,845	$13,799
Non-GAAP adjustments
Stock-based compensation	590	464	1,054	570	—	570
Non-GAAP gross profit	$25,982	$1,585	$27,567	$12,524	$1,845	$14,369

Gross margin	43.6%	5.1%	33.1%	33.5%	11.5%	26.7%
Non-GAAP gross margin	44.6%	7.2%	34.4%	35.1%	11.5%	27.8%

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$645	$(8,093)
Income tax expense	53	137
Other income, net	(155)	(14)
Interest income	(1,562)	(1,688)
Interest expense	300	48
Depreciation and amortization	3,369	3,670
Stock-based compensation	10,886	6,056
Restructuring charges	295	—
Adjusted EBITDA	$13,831	$116

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, Basic and Diluted

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$645	$(8,093)
Add back:
Stock-based compensation(1)	10,886	6,056
Amortization of purchased intangibles(1)	—	149
Restructuring charges	295	—
Non-GAAP net income (loss)	11,826	(1,888)

GAAP weighted-average shares outstanding	54,121	49,093
Participating securities	—	—
Non-GAAP weighted-average number of shares, basic	54,121	49,093
Dilutive effect of common stock equivalents	5,854	—
Non-GAAP weighted-average number of shares, diluted	59,975	49,093

Non-GAAP net income (loss) per share, basic	$0.22	$(0.04)
Non-GAAP net income (loss) per share, diluted	$0.20	$(0.04)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.

nLIGHT, Inc.

Supplemental Schedule of Financial Information
(In thousands)
(Unaudited)

Revenues by End Market

	Three Months Ended March 31,
	2026	2025
Aerospace and Defense	$55,127	$32,706
Industrial	12,025	8,856
Microfabrication	13,029	10,106
	$80,181	$51,668